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                                                                     EXHIBIT 5.1

   [Letterhead of Correro Fishman Haygood Phelps Walmsley & Castex, L.L.P.]



                                 April 15, 2002


US Unwired Inc.
901 Lakeshore Drive
Lake Charles, LA  70601

     Re:  US Unwired Inc.
          Registration Statement on Form S-3
          Registration No. 333-85312

Ladies and Gentlemen:

     We have acted as counsel to US Unwired Inc., a Louisiana corporation (the "Corporation"), in connection with the filing, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the above referenced Registration Statement that relates to (i) 160,000 warrants to purchase shares of the common stock, par value $.01 per share, of the Corporation ("Common Stock"), which warrants (the "Assumed Warrants") and the obligations of IWO Holdings, Inc. ("IWO") under the related Warrant Agreement dated as of February 2, 2001 between IWO and U.S. Bank National Association (formerly known as Firstar Bank, N.A.), as warrant agent, were assumed by the Corporation on April 1, 2002, pursuant to the provisions of an Agreement and Plan of Merger, dated as of December 19, 2001, among the Corporation, IWO and Northeast Unwired Inc., and (ii) 2,074,241 shares of Common Stock (the "Shares") that are issuable upon exercise of the Assumed Warrants.

     In rendering this opinion, we have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for purposes of this opinion. Further we have assumed that the signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency and (except in the case of documents signed on behalf of the Corporation or IWO) were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals.

     Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that:

     1. The Assumed Warrants are valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms.
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April 15, 2002
Page 2

     2. The Shares, when issued and delivered as provided in the Registration Statement upon exercise of the Assumed Warrants and upon payment of the consideration therefor, will be duly authorized, validly issued, fully paid and nonaccessable.

     The foregoing opinions are also subject to the following additional qualifications, exceptions, assumptions and limitations:

     A. Our opinions are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

     B. We express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights.

     C. We express no opinion regarding the federal or any state securities laws.

     D. We express no opinion as to the validity, binding nature or enforceability of provisions for indemnification or contribution.

     E. The foregoing opinion is limited to the Business Corporation Law of the State of Louisiana, and, insofar as the Assumed Warrants are governed by the laws of New York, the laws of the State of New York. This opinion is limited to the effect of present laws and to the facts as they presently exist. We are not admitted to practice in the State of New York; however, we have obtained such information and confirmation as we consider necessary to render the opinions contained herein that are governed by the laws of New York. We assume no obligation to revise or supplement this opinion in the event of changes in any laws or the interpretations thereof or in the event of changes in such facts.

     This opinion letter is limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.


     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, although we do not thereby acknowledge that we are a person whose written consent is required under Section 7(a) of the Securities Act or the rules thereunder.

                                    Sincerely,

                                    /s/ Correro Fishman Haygood
                                    Phelps Walmsley & Casteix, L.L.P.